UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report January 29, 2013

RJD Green, Inc.
(Exact name of registrant as specified in its charter)

Nevada	27-1065441
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

For correspondence, please contact:

Jillian Ivey Sidoti, Esq.
38730 Sky Canyon Drive – Ste A
Murrieta, CA 92563
(323) 799-1342 (phone)
(951) 224-6675 (fax)

1441 E. HILLCREST DRIVE
THOUSAND OAKS CA 91362
877.862.0061
(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.06  CHANGE IN SHELL COMPANY STATUS.

On January 20, 2013, RJD Green, Inc. (the “Company”) commenced operations as a consultant and website raising awareness of green and efficient building materials and concepts. Currently, their website is live and operational. Furthermore, the Company has generated revenues from its consulting services to contractors and builders.

Therefore, the Company has completed a transaction that had the effect of causing it to cease being a shell company, as that term is defined in Rule 12b-2 under the Exchange Act.

ITEM 5.03  AMENDMENTS TO THE ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On January 29, 2013, we filed with the Secretary of State of the State of Nevada Certificate of Change to effect a forward stock split of 5 to 1 for the authorized common shares resulting in common stock of 500 million shares. The Certificate of Change was approved and adopted by the Board of Directors in accordance with the applicable provisions of the Nevada Revised Statutes.

On February 1, 2013, the Company intends to file an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority ("FINRA").

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RJD Green, Inc.

January 29, 2013	By:	/s/ Robert Kepe
Robert Kepe
Chief Executive Officer, Treasurer,
Director and Secretary

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